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As filed with the Securities and Exchange Commission on August 5, 2005

Registration No. 333-126629

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOCUS ENHANCEMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3144936 (IRS Employer Identification No.)

1370 Dell Avenue Campbell, California 95008 (408) 866-8300 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Gary L. Williams
Vice President of Finance and Chief Financial Officer
FOCUS Enhancements, Inc.
1370 Dell Avenue
Campbell, California 95008
(408) 866-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jerrold F. Petruzzelli, Esq. and Craig D. Miller, Esq. Manatt Phelps & Phillips, LLP 1001 Page Mill Road, Building 2 Palo Alto, CA 94304 (650) 812-1300 Facsimile: (650) 213-0260

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PART II

        The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-3 is to file an updated legal opinion.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Registration fee under securities act	$251
Blue sky fees and expenses	2,500	*
Legal fees and expenses	7,500	*
Accounting fees and expenses	10,000	*
Printing and mailing costs	250	*
Miscellaneous fees and expenses	100	*

Total expenses	$20,601

*
Estimated

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

        The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the Certificate of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. The registrant's Bylaws provide for the indemnification of directors, former directors and officers to the maximum extent permitted by Delaware law. The registrant's Bylaws also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits.

        The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 30, 2000 among Focus, Videonics, and PC Video Conversion(1)

2.2	Agreement and Plan of Reorganization dated as of January 27, 2004 by and between Focus and Visual Circuits Corporation(21)
3.1	Second Restated Certificate of Incorporation of Focus(2)
3.2	Certificate of Amendment to Second Restated Certificate of Incorporation of Focus(3)
3.3	Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated July 25, 1997(4)
3.4	Restated Bylaws of Focus(2)
3.5	Certificate of Designation—Series B Preferred Stock(5)
3.6	Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated January 16, 2001(19)
3.7	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Focus dated January 8, 2003(19)
3.8	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation dated March 12, 2004(22)
3.9	Certificate of Designation—Series C Preferred Stock(22)
4.1	Specimen certificate for Common Stock of Focus(2)
4.2	Specimen certificate for Redeemable Common Stock Purchase Warrant(2)
4.3	Form of Warrant issued to various investors pursuant to Amendment No. 1 to Stock Subscription Agreement dated April 1996(6)
4.4	Form of Warrant issued to the placement agent in the March 1997 Offering(6)
4.5	Form of Warrant dated September 10, 1997 issued to designees of the placement agent(7)
4.6	Form of Stock Purchase Warrant issued to AMRO International, S.A. (included as Exhibit A to the Common Stock and Warrants Purchase Agreement—see Exhibit 10.2)(8)
4.7	Stock Purchase Warrant issued to Union Atlantic, L.C.(9)
4.8	Form of Common Stock Purchase Warrant dated January 11, 2002 issued by Focus to five Investors(10)
4.9	Common Stock Purchase Warrant dated December 27, 2001 issued by Focus to vFinance(10)
4.10	Warrant issued to vFinance dated November 25, 2002(19)
4.11	Form of Warrant to Investors dated July 1, 2003(20)
4.12	Form of Common Stock Purchase Warrant issued to Investors and Placement Agent dated April 6 - 14, 2004(23)
4.13	Form of Common Stock Purchase Warrant issued to Investors and Private Placement Agents dated November 16 - 17, 2004(25)
4.14	Warrant to purchase common stock issued to Greater Bay Bancorp, dated November 15, 2004(25)
4.15	Warrant to purchase common stock issued to Wall Street Communications dated June 1, 2004(25)

4.16	Form of Common Stock Purchase Warrant issued to Investors and Private Placement Agents dated June 20 - 21, 2005**
4.17	Form of Common Stock Purchase Warrant issued to Carl E. Berg, Keith L. Lippert and John W. Heilshorn dated June 28, 2005, February 22, 2005 and February 22, 2005, respectively**
5.1	Opinion of Manatt, Phelps & Phillips, LLP*
10.1	1997 Director Stock Option Plan(11)
10.2	Common Stock and Warrants Purchase Agreement with AMRO International, S.A.(8)
10.3	Common Stock and Warrant Purchase Agreement, as amended, with BNC Bach International Ltd., Inc.(9)
10.4	Form of Registration Rights Agreement with BNC Bach International Ltd., Inc. (included as Exhibit B to the Common Stock and Warrant Purchase Agreement(9)
10.5	Agreement between Union Atlantic, L.C. and FOCUS Enhancements, Inc. confirming Reorganization Agreement to issue warrant in exchange for fee reduction(9)
10.6	Common Stock Warrant and Purchase Agreement with AMRO International, S.A. dated June 9, 2000(8)
10.7	Promissory Note, dated October 26, 2000, from Focus Enhancements, Inc. to Carl Berg(12)
10.8	Security Agreement dated October 26, 2000, between Focus Enhancements, Inc. and Carl Berg(12)
10.9	2000 Non-Qualified Stock Option Plan(13)
10.10	Amendment No. 1 to Secured Promissory Note dated April 24, 2001 issue by Focus to Carl Berg (excludes exhibits B and C)(5)
10.11	Registration Rights Agreement dated May 1, 2001 between Focus and Carl Berg(5)
10.12	Promissory note issued to Carl Berg dated June 29, 2001(14)
10.13	Termination Agreement between Focus and Euston dated January 11, 2002(10)
10.14	Form of Common Stock and Warrant Purchase Agreement with four investors dated January 11, 2002(10)
10.15	Form of Registration Rights Agreement with four investors dated January 11, 2002(10)
10.16	1998 Non-Qualified Stock Option Plan(15)
10.17	Third Addendum to Lease Dated July 2, 1994, by and between H-K Associates (Lessor) and Focus Enhancements, Inc. (Lessee) for premises At 1370 Dell Ave, Campbell, California(16)
10.18	Employment agreement between Focus Enhancements and Brett Moyer(17)
10.19	Amended 2002 Non-Qualified Stock Option Plan(18)
10.20	Common Stock Purchase Agreement with two investors dated November 25, 2002 (excludes annexes)(19)
10.21	Registration Rights Agreement with two investors dated November 25, 2002(19)

10.22	Common Stock and Warrant Purchase Agreement (excluding exhibits) with two investors dated July 1, 2003(20)
10.23	Registration Rights Agreement with two investors dated July 1, 2003(20)
10.24	Form of Securities Purchase Agreement (excluding exhibits) with investors dated April 5, 2004(23)
10.25	Form of Registration Rights Agreement with investors dated April 5, 2004(23)
10.26	2004 Stock Incentive Plan(24)
10.27	Form of Securities Purchase Agreement (excluding exhibits) with investors dated November 15, 2004(25)
10.28	Form of Registration Rights Agreement with investors dated November 15, 2004(25)
10.29	Loan and Security Agreement with Venture Banking Group dated November 15, 2004(25)
10.30	First Amendment to Loan and Security Agreement with Greater Bay Bank dated as of March 15, 2005(26)
10.31	Second Amendment to Loan and Security Agreement with Greater Bay Bank dated as of June 24, 2005(26)
10.32	Affirmation of Security Agreement, dated as of June 27, 2005, by and between the company and Carl E. Berg(26)
10.33	Form of Securities Purchase Agreement (excluding exhibits) with investors dated as of June 17, 2005**
10.34	Form of Registration Rights Agreement with investors dated June 17, 2005**
14	Code of Ethics(22)
23.1	Consent of Deloitte & Touche LLP**
23.2	Consent of McGladrey & Pullen**
23.3	Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)*
24.1	Power of Attorney**

*
Included herein.

**
Previously filed.

1.
Filed as an exhibit to Focus' Current Report on Form 8-K dated September 8, 2000, and incorporated herein by reference.

2.
Filed as an exhibit to Focus' Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.

3.
Filed as an exhibit to Focus' Form 10-QSB for the period ended September 30, 1995, and incorporated herein by reference.

4.
Filed as an exhibit to Focus' Form 10-QSB dated August 14, 1997, and incorporated herein by reference.

5.
Filed as an exhibit to Focus' Amended Registration Statement on Form SB-2 (No. 333-55178) filed on August 9, 2001 as amended, incorporated herein by reference.

6.
Filed as an exhibit to Focus' Registration Statement on Form S-3 (No. 333-26911) filed with the Commission on May 12, 1997, and incorporated herein by reference.

7.
Filed as an exhibit to Focus' Form 8-K dated September 10, 1997, and incorporated herein by reference.

8.
Filed as an exhibit to Focus' Registration Statements on Form S-3 (No. 333-81177) filed with the Commission on June 21, 1999, and incorporated herein by reference.

9.
Filed as an exhibit to Focus' Registration Statement on Form S-3 (No. 333-94621) filed with the Commission on January 13, 2000, and incorporated herein by reference.

10.
Filed as an exhibit to Focus' Amendment No. 3 to Registration Statement on Form SB-2 (No. 333-55178) filed on January 23, 2002, and incorporated herein by reference.

11.
Filed as an exhibit to Focus' Registration Statement on Form S-8 (No. 333-33243) filed with the Commission on August 8, 1997, and incorporated herein by reference.

12.
Filed as an exhibit to Focus" Current Report on Form 8-K dated October 31, 2000, as amended by Focus" Current Report on Form 8-K/A dated November 2, 2000, and incorporated herein by reference.

13.
Filed as an exhibit to Focus' Form S-8 (No. 333-57762) filed with the Commission on March 28, 2001, and incorporated herein by reference.

14.
Filed as an exhibit to Focus' Amendment No. 4 to Registration Statement on Form SB-2 (No. 333-55178) filed on February 11, 2002, and incorporated herein by reference.

15.
Filed as an exhibit to Focus' Form S-8 (No. 333-89770) filed with the Commission on June 4, 2002, and incorporated herein by reference.

16.
Filed as an exhibit to Focus' Form 10-QSB dated August 14, 2002, and incorporated herein by reference.

17.
Filed as an exhibit to Focus' Form 10-QSB dated November 14, 2002, and incorporated herein by reference.

18.
Filed as an Exhibit to Focus' Registration Statement on Form S-8 (No. 333-115013) filed with the Commission on May 28, 2004, and incorporated herein by reference.

19.
Filed as an exhibit to Focus' Form 10-KSB dated March 31, 2003, and incorporated herein by reference.

20.
Filed as an exhibit to Focus' Registration Statement on Form S-3 (No. 333-108134) filed with the SEC on August 21, 2003, and subsequently amended, and incorporated herein by reference.

21.
Filed as an Annex to the proxy statement/prospectus included in the Focus' Form S-4 (No. 333-112907) filed with the SEC on February 17, 2004, and incorporated herein by reference.

22.
Filed as an exhibit to Focus' Form 10-K filed with the SEC on March 16, 2004, and incorporated herein by reference.

23.
Filed as an exhibit to Focus' Form S-3 filed with the SEC on May 28, 2004 (No. 333-116031), and incorporated herein by reference.

24.
Filed as Appendix A to Focus' Definitive Proxy Statement filed with the Commission on July 9, 2004, and incorporated herein by reference.

25.
Filed as an exhibit to Focus' Form S-3 filed with the SEC on December 13, 2004 (No. 333-121206).

26.
Filed as an exhibit to Focus' Form 8-K filed with the SEC on June 30, 2005.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by section 10(a) (3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement as any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on August 5, 2005.

FOCUS ENHANCEMENTS, INC.
By:	/s/ BRETT A. MOYER Brett A. Moyer President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Brett Moyer and Gary L. Williams, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRETT A. MOYER Brett A. Moyer	President, Chief Executive Officer and Director	August 5, 2005
/s/ GARY L. WILLIAMS Gary L. Williams	Vice President of Finance & Chief Financial Officer (Principal Accounting Officer)	August 5, 2005
/s/ N WILLIAM JASPER, JR.* N William Jasper, Jr.	Chairman of the Board	August 5, 2005
/s/ CARL E. BERG* Carl E. Berg	Director	August 5, 2005
/s/ WILLIAM B. COLDRICK* William B. Coldrick	Director	August 5, 2005
/s/ MICHAEL L. D'ADDIO* Michael L. D'Addio	Director	August 5, 2005
/s/ TOMMY ENG* Tommy Eng	Director	August 5, 2005
/s/ SAM RUNCO* Sam Runco	Director	August 5, 2005

*By:	/s/ GARY L. WILLIAMS Gary L. Williams Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.16	Form of Common Stock Purchase Warrant issued to Investors and Private Placement Agents dated June 20 - 21, 2005**
4.17	Form of Common Stock Purchase Warrant issued to Carl E. Berg, Keith L. Lippert and John W. Heilshorn dated June 28, 2005, February 22, 2005 and February 22, 2005, respectively**
5.1	Opinion of Manatt, Phelps & Phillips, LLP*
10.33	Form of Securities Purchase Agreement (excluding exhibits) with investors dated as of June 17, 2005**
10.34	Form of Registration Rights Agreement with investors dated June 17, 2005**
23.1	Consent of Deloitte & Touche LLP**
23.2	Consent of McGladrey & Pullen**
23.3	Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)**

*
Included herein.

**
Previously filed.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX